© 2022 WeWork November 2022 Investor Presentation For all the ways you work, we’re here.

© 2022 WeWork1 Forward-Looking Statements Certain statements made in this presentation may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork Inc. (“WeWork”) believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to refinance, extend, restructure or repay outstanding debt; its indebtedness; its ability to raise capital through equity issuances, asset sales or the incurrence of new debt; retail and credit market conditions; impairments; its current and projected liquidity needs; changes in general economic conditions, including as a result of the COVID-19 pandemic; delays in customers and prospective customers returning to the office and taking occupancy as a result of the COVID-19 pandemic and the emergence of variants leading to a parallel delay in receiving the corresponding revenue; WeWork’s expectations regarding its exits of underperforming locations, including the timing of such exits and the ability to retain its members; the impact of foreign exchange rates on our financial performance; and WeWork's inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. WeWork may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law. Use of Data This presentation contains information concerning WeWork's solutions and WeWork's industry, including market size and growth rates of the markets in which WeWork participates, that are based on industry surveys and publications or other publicly available information, other third-party survey data and research reports commissioned by WeWork and its internal sources. This information involves many assumptions and limitations. There can be no guarantee as to the accuracy or reliability of such assumptions and you are cautioned not to give undue weight to this information. Further, no representation is made as to the reasonableness of the assumptions made by third parties or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance of WeWork or modeling contained herein is not an indication as to future performance. WeWork has not independently verified any such third-party information. Similarly, other third-party survey data and research reports commissioned by WeWork, while believed by WeWork to be reliable, are based on limited sample sizes and have not been independently verified by WeWork. In addition, projections, assumptions, estimates, goals, targets, plans and trends of the future performance of the industry in which WeWork operates, and WeWork’s future performance, are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by WeWork. Except as may be required by law, WeWork assumes no obligation to update the information in this presentation. Use of Non-GAAP Financial Measures This presentation includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States ("GAAP"): Adjusted EBITDA, Free Cash Flow, Building Margin. and non-GAAP financial measures of foreign exchange (including on a forward looking basis). These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net loss or other measures of profitability, liquidity or performance under GAAP. You should be aware that our presentation of these measures may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. WeWork believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about WeWork. WeWork's management uses forward-looking non-GAAP measures to evaluate WeWork's projected financials and operating performance. Reconciliations of historical non-GAAP measures to their most directly comparable historical GAAP counterparts are included in the Appendix to this presentation. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Non-GAAP Financial Measures of Foreign Exchange We supplement our GAAP financial results by evaluating our performance excluding the effect of foreign exchange or by assessing our performance using the foreign exchange rates that we used to calculate certain forward-looking financial information, to facilitate period-over-period comparisons. We believe that the disclosure of our financial results on a budgeted foreign exchange basis is a useful supplemental measure of operating performance because it facilitates comparison of our current performance to our guidance provided by excluding the effects of foreign currency volatility. We calculate our budgeted foreign exchange results by translating the current quarter functional currency results at our budgeted foreign exchange rate, which is an estimate forward rate for each of our functional currencies determined during the fourth quarter of the prior fiscal year as part of our annual budgeting process. The presentation of financial results on a budgeted foreign exchange basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP. India, China, Israel and Common Desk This presentation includes operating metrics (including number of locations, workstation capacity, and memberships) relating to WeWork's investments and operations in China and India, which are not consolidated. Therefore, the results of WeWork's operations in China and India are not reflected in the WeWork financial statements and projections set forth in this presentation on a line-by-line basis, as such operations are not conducted through consolidated subsidiaries or controlling interests of WeWork. In June 2021, WeWork closed a franchise agreement and transferred the building operations and obligations of its Israel locations to the franchisee. Israel results of operations have been included through May 2021, and excluded from subsequent projections. Unless otherwise explicitly specified in this presentation, India, China and Israel related metrics are excluded from all calculations. Trademarks This presentation contains trademarks, service marks, trade names and copyrights of WeWork and other companies, which are the property of their respective owners. Preliminary Financial Information We report our financial results in accordance with GAAP. All projected financial information and metrics in this presentation are preliminary. These estimates are not a comprehensive statement of our financial position and results of operations. There is no assurance that we will achieve our forecasted results within the relevant period or otherwise. Additionally, the timing of the planned exits and the member retention rate set forth in this presentation are estimates. It is possible that all of these exits do not occur during the fourth quarter of 2022, or at all. Disclaimer

© 2022 WeWork2 Our mission is to empower tomorrow’s world at work. Our purpose is to harness the power of community to make a positive impact on people and the environment.

© 2022 WeWork Our Core Values Our Core Constituents Do the right thing. Strive to be better, together. Be entrepreneurial. Give gratitude. Be human, be kind. Colleagues Shareholders Partners Society Members

© 2022 WeWork4 Transformed operating structure Strengthened Value Proposition - Outsized growth vs commercial office market - Sequential growth in occupancy and revenue since April 2021 show continued momentum - Access memberships reached 67,000 as Enterprise clients and SMBs alike continue strong adoption - Launched WeWork Workplace for operators and occupiers to manage their space, a true end-to-end solution for modern workplace needs Streamlined Operations and Expenses - Reduced location operating expenses - Significantly reduced SG&A expenses - Divested all non-core businesses Optimized Portfolio - Over 240 full lease exits and 480 lease amendments from the beginning of 2020 through Q3 2022, in addition to planned exits - Achieved annualized rent savings as a result of our portfolio optimization effort - Franchise and other management agreements in China, India, Israel and Latin America where local capital and expertise strengthen WeWork’s international business WeWork has made significant progress toward overhauling its business operations and cost structure, right-sizing its real estate portfolio and refining its value proposition.

Flex office is at an inflection point in the U.S. and Globally

Flex as a % of Commercial Real Estate

U.S. Flexible Workspace Penetration of 3.5B total office supply RSF[1]

25%

Projected share of total flexible workspace market[1]

~5x

Projected increase in revenue by 2030[2]


JLL High Case TAM:
22.2%
JLL Base Case TAM:
13.3%
Implied wework:
High: 5.6%
Base: 3.3%
2010
2012
2014
2016
2018
2020
2022
2024
2026
2028
2030

73% of survey respondents in the United States intend to have some type of **hybrid-work** arrangements as part of their steady state business going forward. In EMEA, the proportion of survey respondents for whom flex space is **currently less than 10%** of their real estate portfolio is **expected to halve** in the next two years **from 86% to 41%.**

–CBRE "Office Occupier Sentiment Survey", April 2022 for the United States, May 2022 for EMEA[3]

Flex Sector Growth Drivers

(i)



Increasing adoption of hybrid work and rise of the "third workplace"

(ii)



Companies seeking flexibility of lease terms and potential cost savings

(iii)



Innovation in Workplace technology to drive collaboration and optimize RE footprint

Sources: CBRE, JLL, and Green Street.

1. Illustrative TAM analysis based on flexible workspace projections for U.S. only. Implied total flexible workspace SQFT based on estimated 2.5% 2020 flexible workspace penetration as percentage of total office space; Total office estimate based on Green Street estimate.
2. Assumes total office market square footage and WeWork flexible workspace market share remains constant in the projection period. Based on projected base case flexible workspace penetration.
3. For the United States and EMEA per CBRE "Office Occupier Sentiment Survey."

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© 2022 WeWork

© 2022 WeWork6 Improving the planet By embracing sustainable strategies and best practices, we’re committed to creating greener, more eco-friendly spaces by: ● Working to become operationally carbon neutral ● Prioritizing renewable energy sources ● Focusing on responsible resource use ● Encouraging sustainability within our supply chain Guided by principles Transparency, accountability, and integrity are our foundation as we strive to build sound operations and an inclusive environment through: ● Encouraging growth by offering training courses across all levels ● Living up to our code of conduct and policies ● Providing meaningful benefits and support programs ● Embedding inclusion, diversity, equity, and advancement across our business ESG at WeWork: core focus areas and priorities Putting people first Through programs and partnerships focused on learning, health, and opportunity, we aim to positively impact people worldwide by: ● Providing spaces to underserved communities ● Championing learning and opportunity ● Promoting health and well-being ● Supporting our local communities Environmental Social Governance

© 2022 WeWork7 Product Offerings

© 2022 WeWork8 1. Metrics presented as of September 30, 2022, taking into account planned building exits. Consolidated metrics include operations in the United States and Canada, Latin America, Europe, Japan, and Pacific regions. Systemwide metrics include consolidated regions as well as India, China, and Israel, which are not consolidated. 762 LOCATIONS 668k PHYSICAL MEMBERSHIPS 887k WORKSTATION CAPACITY 608 LOCATIONS 532k PHYSICAL MEMBERSHIPS 714k WORKSTATION CAPACITY Consolidated LatAm USC China India EMEA Pacific Japan Israel 68k ALL ACCESS 67k ALL ACCESS Wholly-owned Consolidated JVs Unconsolidated Franchises Systemwide WeWork’s global footprint(1) Space-as-a-Service

9 WeWork’s holistic suite of flexible product offerings will continue to lead the workspace market Space-as-a-Service • Offering that creates flexibility of space, time, and portability of cost, as companies move away from long-term leases • Proven membership base and occupancy expected to normalize to historical levels • Right-sized operations have created operating leverage, a path to profitability and compelling unit economics • COVID has accelerated the shift to flexible workspace WeWork Access WeWork Workplace • All Access offering digitizes WeWork spaces and provides end customers with ultimate flexibility • Single membership card allows employees to “Work From Anywhere” • Marketplace offering strengthens membership through high-margin, value-add services • End-to-end software solution for managing hybrid work • Creates order for both employees and employers alike • Enables flexibility without sacrificing connection and culture • Facilitates shift from short-term return to office experiments to sustainable, long-term solutions WeWork’s three legs of the stool

10 Dedicated desk Private office Office suite Full-floor office / building Enjoy your own desk in a shared, private office with access to professional amenities and meeting rooms. Have a private office space with access to meeting rooms and professional amenities. Utilize office space designed for larger teams with available private amenities via add-ons. Secure a fully dedicated workspace with private amenities and add your personal branding. Ideal size: 1-5 people Term: Monthly or Annually Ideal size: 1-20 people Term: Monthly or Annually Ideal size: 20-100+ people Term: Monthly or Annually Ideal size: 100+ people Term: Monthly or Annually Space-as-a-Service Core product offerings

11 Traditional office lease costs WeWork provides companies of all sizes a comprehensive and flexible solution that saves money by minimizing up front costs and maximizing the value our membership fee. $ Property $ Utilities $ Design & construction $ FF&E $ Enhanced health & safety measures $ Basic Internet $ Cleaning $ Maintenance $ Security $ Pantry provisions All included in WeWork membership fee © 2022 WeWork. Space-as-a-Service Our turnkey solution

© 2022 WeWork12 The world’s top companies trust WeWork Global infrastructure of world-class partnerships and service providers will allow WeWork to scale quickly Members Landlord Partners Service Providers Note: Logos used herein are the property of third parties and for informational purposes only and do not imply any endorsement by those companies of WeWork's company or products or vice versa. Space-as-a-Service

Access

WeWork Access

Products

WeWork On Demand

Bookable workspaces around the world by the hour



Pay-as-you-go

Choose from over 320+ locations in 70+ major cities through the WeWork app.

Global locations: 70+ cities

Term: Hourly or daily

WeWork All Access

Monthly membership unlocks 500+ locations worldwide



Monthly membership

Book workspace through the WeWork app, and unlock access to over 500+ WeWork locations around the world.

Global locations: 500+

Term: Monthly

All Access Memberships


15k
20k
32k
45k
55k
62k
67k
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Revenue:
$9m
$13m
$20m
$29m
$36m
$45m
$47m

Note: See "Terms and Definitions" pages for definition of All Access & Other Legacy Memberships.. All Access revenue inclusive of On Demand. All Access memberships shown on a consolidated basis. All Access memberships presented on a consolidated basis.

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© 2022 WeWork

Workplace

WeWork Workplace



Enhance the Employee Experience:

- Dynamic, user-friendly features enable intentional collaboration
- Make desks, interior offices, and meeting rooms bookable in WeWork and leased assets
- Create meaningful connections between team members with floor maps that show where and when colleagues are in the office
- Book groups of desks for team collaboration for a day or across multiple weeks

Over 100 Member Companies

Over 15,000 Unique Licenses[(1)]

An end-to-end software solution for seamless workspace booking, inventory management across assets, and space optimization through insights and analytics.



Optimize Workplace Decisions:

- Universal portfolio management paired with actionable insights
- Capacity and overflow management by setting criteria for where and when specific teams can book space
- Daily utilization reporting and building level insights to drive efficient real estate decisions
- Fully integrated with WeWork inventory and back-end solutions

1. As of October 2022.

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© 2022 WeWork

© 2022 WeWork15 Over 15,000 Unique Licenses with over 100 Member Companies(1) Workplace Signed Deals Workplace 1. As of October 2022. Logos used herein are the property of third parties and for informational purposes only and do not imply any endorsement for those companies of WeWork’s company or products or vise versa.

© 2022 WeWork16 68k WeWork Access Memberships WeWork’s global footprint(1) 668k Physical Memberships …and an established member base 58% of the Fortune 100 are WeWork Members(3) 75% Systemwide Physical Occupancy 762 Locations A global network and brand… 38 Countries 887k Workstation Capacity …with scale… $1.8B Equity Market Cap(2) Extensive global network and scale provide compelling solutions for companies of all sizes / 1. Taking into account planned building exits. 2. Equity market capitalization as of October 31, 2022. 3.. As of June, 2022 2,600 Enterprise 28,000 SMB Unique Organizations 48% of Consolidated Physical Memberships are Enterprise Space-as-a-Service 15k WeWork Workplace Licenses /

© 2022 WeWork17 Quarterly Results

© 2022 WeWork18 Q3’20 Q4’20 Q1’21 Q2’21 Q3’21 Q4’21 Q1’22 Q2’22 Q3’22 Systemwide gross workstation sales (SF sold)(1) 134k (8.0m SF) 142k (8.5m SF) 163k (9.8m SF) 202k (12.1m SF) 197k (11.8m SF) 217k (13.0m SF) 211k (12.7m SF) 205k (12.3m SF) 205k (12.3m SF) Consolidated gross workstation sales (SF sold)(1) 93k (5.5m SF) 105k (6.3m SF) 120k (7.2m SF) 156k (9.4m SF) 153k (9.3 SF) 164k (9.9m SF) 166k (10.0m SF) 160k (9.6m SF) 162k (9.7m SF) Physical occupancy at quarter-end for consolidated locations 50% 45% 47% 50% 56% 63% 67% 70% 71%(2) Average commitment length (months) 20 20 21 22 21 20 20 19 19 Consolidated All Access and other legacy memberships 34k 13k 15k 20k 32k 45k 55k 62k 67k 1. The square foot figure is based upon gross workstation sales multiplied by 60 square feet. 2. Occupancy for mature WeWork locations that have been in operation for at least 18 months or are at least 70% occupied as of September 30, 2022, was 72% - (“Mature Occupancy”). Q3 2022 market overview

© 2022 WeWork19 Physical Membership ARPM Q1’21 Q2’21 Q3’21 Q4’21 Q1’22 Q2’22 Q3’22 71%(3) Q1’21 Q2’21 Q3’21 Q4’21 Q1’22 Q2’22 Q3’22 $500 $482 $485 $484 $484 $481 $477 $508 at Budget FX US & Canada Revenue: 40% Occupancy: 66% Consolidated Physical Occupancy 47% Geographically diverse revenue streams EMEA Revenue: 11% Occupancy: 81% UKI Revenue: 14% Occ: 79% Asia Pacific Revenue: 8% Occupancy: 81% Japan Revenue: 5% Occupancy: 57% China Revenue: 7% Occupancy: 71% India Revenue: 4% Occupancy: 86% Israel Revenue: 2% Occupancy: 90% 1. Revenue figures shown by region represent that region’s revenue during the third quarter 2022 as a percent of total systemwide revenue in the same period. 2. Occupancy figures shown by region are shown as of September 30, 2022. 3. Occupancy for mature WeWork locations that have been in operation for at least 18 months or are at least 70% occupied as of September 30, 2022, was 72% - (“Mature Occupancy”). Unconsolidated Latin America Revenue: 7% Occupancy: 72% Common Desk Revenue: 1% Occupancy: 73% $497 Regions as a percent of systemwide revenue (1,2) $488

© 2022 WeWork20 As of September 30, 2022, 59 out of 99 consolidated markets were over 70% physical occupancy, with average physical occupancy of 82% and building margin of 27%. Physical Occupancy Workstations (Q3) % of Capacity (Q3) % of Revenue (Q3) Building Margin (%, Q3) 1. EMEA locations above 70% physical occupancy include Paris, Oslo, Prague, Dubai, Abu Dhabi, Brussels, Stockholm, Milan, Madrid, Hamburg, Amsterdam, Munich, Barcelona, Warsaw, and Berlin. 2. Asia Pacific locations above 70% physical occupancy include Busan, Perth, Ho Chi Minh City, Jakarta, Bangkok, Melbourne, Singapore, Seoul, Manila, and Kuala Lumpur. Select Markets (pro-forma) 0% - 50% 32k 4% 2% (25%) 50% - 70% 346k 46% 40% (8%) 70% - 100% 378k 50% 58% 27% Q1 2022 Q2 2022 Q3 2022 59 Chicago Minneapolis Portland Tokyo Boston Mexico City New York City San Francisco London EMEA(1), Asia Pacific(2) 57 45 3434 43 11 8 6 Improved portfolio operations Number of Markets 5 Q3 2022 Pro-Forma 32 62 Consolidated Total (Q3) # of Markets: 99 Workstation Capacity: 756k Occupancy: 71% Building Margin: 13%

© 2022 WeWork21 ($144) ($183) ($209) ($192) ($103) ($9) Q1’21 Q2’21 Q3’21 Q4’21Q3’20 Q4’20 (36%) (34%) (16%) (1%)(22%) (30%) 50% 45% 47% 50% 56% 63% $34 Q1’22 5% 67% $86 Q2’22 11% 70% Building Margin and Occupancy US$ millions % Building Margin 1. Occupancy for mature WeWork locations that have been in operation for at least 18 months or are at least 70% occupied as of September 30, 2022, was 72% - (“Mature Occupancy”). Consolidated Physical Occupancy $105 Q3’22 13% 71%(1)

© 2022 WeWork22 Q3 2022 leasing activity Market WeWork as a % of Market Stock(1) Q3 2022 Traditional Market Square Feet Leased(1) Q3 2022 WeWork Square Feet Leased(2) Equivalent % of Q3 2022 Traditional Square Feet Leased(1) WeWork Q3 Leasing as a Multiple of Market Stock Boston ~1% 1,600k 190k 12% 9x New York ~1% 7,000k 1,040k 15% 12x Miami ~1% 1,030k 75k 7% 11x San Francisco ~1% 3,270k 670k 20% 28x London ~1% 2,600k 900k 35% 24x Dublin ~1% 860k 110k 13% 11x Paris ~1% 2,370k 270k 12% 18x Berlin ~0.5% 2,760k 180k 7% 21x 1. Please refer to "Market Share Methodology and Sources" for additional information on methodology and sources. 2. WeWork leasing activity based on total new workstations sold and renewed in each market multiplied by 60 square feet per workstation. WeWork represents an outsized portion of demand

© 2022 WeWork23 Cash, Commitments, and Access to Liquidity Cash and Commitments Cash and Cash Equivalents Sr. Secured Notes Commitment Secured Debt Covenant Capacity $460 $500 (1) $960 $500 (2) $1,460 As of 9/30/22 (US$, millions) 1. The Senior Secured Notes commitment is presented as of November 2022. The Senior Secured Notes commitment amount was updated to $500 million upon effectiveness of the extension of the commitment to March 2025 signed in November 2022. 2. Secured debt covenant capacity under existing debt documents includes a minimum of $500 million as of September 30, 2022. Cash, commitments, and access to liquidity

Capitalization table

As of September 30, 2022

$US millions	Coupon	Maturity	Amount
Cash & cash equivalents			**$460**
$1.25B / $1.05B Senior LC Tranche [1]	5.600%	2/9/2024	-
$350M Junior LC Tranche	9.593%	11/30/2023	$350
$500M Senior Secured Notes Commitment [2]	7.500%	2/12/2024	-
JapanCo Debt [3]	2.500% - 3.300%	Various	$22
Total secured debt			**$372**
Senior Unsecured Notes	7.875%	5/1/2025	$669
Senior Unsecured Notes (Series II)	5.000%	7/10/2025	$550
Senior Unsecured Notes (Series I)	5.000%	7/10/2025	$1,650
Total outstanding debt			**$3,241**
Net outstanding debt			**$2,781**

1. The senior secured letter of credit facility reduces from $1.25 billion to $1.05 billion in February 2023.
2. In November 2022, the Company entered into an amendment to the purchase agreement providing for the Senior Secured Notes commitment pursuant to which, among other things and subject to the terms and conditions set forth therein, upon effectiveness of the amendment in accordance with its terms, (i) the Senior Secured Notes commitment (and the maturity date of the Senior Secured Notes, if drawn) was extended to March 15, 2025 and (ii) the commitment amount was updated to $500 million. As of September 30, 2022, the commitment under the existing Senior Secured Notes purchase agreement remained undrawn and no Senior Secured Notes were outstanding.
3. Represents [outstanding letters of credit]/[indebtedness] incurred by a joint-venture entity equally owned by the Company and an affiliate of SoftBank Group Corp.

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© 2022 WeWork

25 © 2022 WeWork Note: guidance for the fourth quarter and full year 2022 excludes the impact of fluctuations in foreign currency exchange rates from the Company's original budgeted foreign currency exchange rates. Q4 2022 Full Year 2022 Consolidated Revenue $870 - $890 million $3.35 - $3.37 billion Consolidated Adj. EBITDA $(65) - $(85) million $(515) - $(535) million Adj. EBITDA Attributable to WeWork $(55) - $(75) million $(435) - $(455) million Company Guidance

© 2022 WeWork26 Appendix 2022 e ork.

Key performance indicators

As of September 30, 2022, Consolidated operations consist of all locations outside of China, India, Israel and Unconsolidated Common Desk locations.

China included in Consolidated through Q3'20

Israel included in Consolidated through Q1'21

	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q3'22 Pro-Forma of Exits[1]
Physical Workstations (000s)										
Consolidated	962	865	804	770	766	746	746	749	756	714
Unconsolidated	57	166	160	168	165	166	174	172	173	173
Systemwide Total	1,020	1,030	963	937	932	912	920	922	928	887
Physical Memberships (000s)										
Consolidated	480	387	378	386	432	469	501	528	536	532
Unconsolidated	27	89	97	110	114	121	128	133	135	135
Systemwide Total	507	476	475	469	546	590	628	661	671	668
Physical Occupancy										
Consolidated	50%	45%	47%	50%	56%	63%	67%	70%	71%[2]	75%[3]
Unconsolidated	47%	54%	61%	66%	69%	73%	73%	77%	78%	78%
Systemwide Total	50%	46%	49%	53%	59%	65%	68%	72%	72%	75%
Consolidated All Access Memberships (000s)										
All Access & Other Legacy Memberships	34	13	15	20	32	45	55	62	67	67

1. The information presented assumes the planned exits all occurred on September 30, 2022.
2. Occupancy for mature WeWork locations that have been in operation for at least 18 months or are at least 70% occupied as of September 30, 2022, was 72%.
3. Occupancy for mature WeWork locations that have been in operation for at least 18 months or are at least 70% occupied as of September 30, 2022, taking into account planned exits, was 76%.

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Quarterly financial results (US$, millions)

Adj. EBITDA	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22
Membership & Services Revenue	$665	$612	$579	$565	$627	$696	$747	$801	$815
Other Revenue	76	54	19	28	34	21	18	14	2
Total Revenue	**741**	**666**	**598**	**593**	**661**	**718**	**765**	**815**	**817**
Total Revenue at Budget FX Rates							**771**	**841**	**868**
Location Operating Expenses	(836)	(813)	(809)	(780)	(752)	(729)	(734)	(734)	(729)
Pre-Opening Expenses	(60)	(46)	(33)	(43)	(40)	(42)	(47)	(38)	(23)
SG&A [1]	(338)	(279)	(201)	(219)	(225)	(230)	(196)	(177)	(170)
Adj. EBITDA	**(492)**	**(472)**	**(446)**	**(449)**	**(356)**	**(283)**	**(212)**	**(134)**	**(105)**

Building Margin & Physical Membership ARPM	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22
Membership & Services Revenue	$665	$612	$579	$565	$627	$696	$747	$801	$815
Less: Unconsolidated Management Fee Revenue	1	3	4	1	2	2	3	5	6
Adj. Membership & Services Revenue (A)	**665**	**609**	**575**	**564**	**625**	**694**	**744**	**796**	**809**
Less: All Access & On Demand Revenue	-	-	9	13	20	29	36	45	47
Physical Membership Revenue (B)	**665**	**609**	**567**	**551**	**605**	**665**	**708**	**751**	**762**
Location Operating Expenses	(836)	(813)	(809)	(780)	(752)	(729)	(734)	(734)	(729)
Less: Indirect Location Operating Expenses	(28)	(21)	(25)	(24)	(24)	(26)	(24)	(24)	(25)
Adj. Location Operating Expenses (C)	**(808)**	**(792)**	**(784)**	**(756)**	**(728)**	**(703)**	**(710)**	**(710)**	**(704)**
Building Margin (A - C)	**(144)**	**(183)**	**(209)**	**(192)**	**(103)**	**(9)**	**34**	**86**	**105**
% Building Margin	(22%)	(30%)	(36%)	(34%)	(16%)	(1%)	5%	11%	13%
Average Physical Memberships (D)	439k	397k	378k	381k	416k	458k	488k	521k	532k
Physical Membership Monthly ARPM (B / D) ($, ones)	**505**	**512**	**500**	**482**	**485**	**484**	**484**	**481**	**477**

See "Terms and definitions" page for definitions of Adjusted EBITDA and Building Margin. See "GAAP to non-GAAP reconciliations" page for a reconciliation of Adjusted EBITDA and Building Margin to their most comparable GAAP metric.

1. SG&A exclusive of stock-based compensation and other expenses excluded from Adjusted EBITDA

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GAAP to non-GAAP reconciliation (US, millions)

	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22
Net loss	**($999)**	**($1,168)**	**($2,062)**	**($923)**	**($844)**	**($803)**	**($504)**	**($635)**	**($629)**
Income tax (benefit) provision	6	(2)	3	4	(2)	(2)	(1)	3	3
Interest and other (income) expenses, net	(38)	(105)	553	68	206	103	147	316	290
Depreciation and amortization	198	191	184	180	171	174	171	158	156
Restructuring and other related costs	19	52	494	(28)	16	(48)	(130)	(26)	(34)
Impairment expense	254	546	299	242	88	241	91	36	97
Stock-based compensation expense	9	7	54	4	4	48	13	13	13
Other, Net	24	7	29	4	5	4	1	1	(1)
Adj. EBITDA	**($527)**	**($472)**	**($446)**	**($449)**	**($356)**	**($283)**	**($212)**	**($134)**	**($105)**
Less: ChinaCo Adj. EBITDA	(35)	-	-	-	-	-	-	-	-
Adj. EBITDA Excluding ChinaCo	**($492)**	**($472)**	**($446)**	**($449)**	**($356)**	**($283)**	**($212)**	**($134)**	**($105)**

	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22
Location Gross Profit / (Loss) Including Depreciation & Amortization	**($346)**	**($382)**	**($414)**	**($386)**	**($288)**	**($201)**	**($147)**	**($85)**	**($63)**
Depreciation and amortization	174	181	175	170	162	164	158	150	148
Location Gross Profit / (Loss) Exclusive of Depreciation & Amortization	**($172)**	**($201)**	**($239)**	**($215)**	**($125)**	**($37)**	**$11**	**$65**	**$85**
Unconsolidated management fee revenue	(1)	(3)	(4)	(1)	(2)	(2)	(3)	(5)	(6)
Stock-based compensation expense	1	1	9	1	1	5	2	2	1
Indirect location operating expenses	28	21	25	24	24	26	24	24	25
Building Margin	**($144)**	**($183)**	**($209)**	**($192)**	**($103)**	**($9)**	**$34**	**$86**	**$105**

	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22
Net cash provided by (used in) operating activities	**($249)**	**($439)**	**($541)**	**($618)**	**($380)**	**($373)**	**($338)**	**($197)**	**($110)**
Purchase of property, equipment and capitalized software	(274)	(192)	(129)	(42)	(61)	(105)	(74)	(101)	(95)
Free Cash Flow	**($523)**	**($631)**	**($670)**	**($660)**	**($441)**	**($478)**	**($412)**	**($298)**	**($205)**

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© 2022 WeWork

© 2022 WeWork30 GAAP to non-GAAP reconciliation, continued (US, millions) Three Months Ended Nine Months Ended 9/30/22 9/30/21 9/30/22 9/30/21 Net loss ($629) ($844) ($1,768) ($3,829) Income tax (benefit) provision 3 (2) 5 5 Interest and other (income) expenses, net 290 206 753 828 Depreciation and amortization 156 171 485 535 Restructuring and other related costs (34) 16 (190) 482 Impairment expense 97 88 224 629 Stock-based compensation expense 13 4 39 62 Other, net (1) 5 1 37 Adj. EBITDA (105) (356) (451) (1,251) Attributable to noncontrolling interests 17 23 67 52 WeWork’s share of Adj. EBITDA from unconsolidated investments 2 (1) 4 (7) Adj. EBITDA Attributable to WeWork ($86) ($334) ($380) ($1,206) See “Terms and definitions” page for definitions of Adjusted EBITDA and Adjusted EBITDA Attributable to WeWork.

© 2022 WeWork31 Overall Business Definitions: - Space-as-a-Service: WeWork’s existing flexible workspace business, including incremental growth for WeWork’s flexible workspace business. Includes revenues associated with asset-light management or franchise agreements with landlords where WeWork operates the space in exchange for a fee. Included in Membership and Services revenue in our consolidated financial statements. - WeWork Access: On Demand pay-as-you-go or All Access monthly membership providing an individual with access to over 500 WeWork locations. Included in Membership and Services revenue in our consolidated financial statements - WeWork Workplace: turnkey third-party flexible workspace management solution leveraging WeWork’s property and technology platform. - SMB: organizations with less than 500 full-time equivalent employees - Enterprise: organizations with greater than 500 full-time equivalent employees Operating KPIs: - Locations: represents the estimated number of open locations. A location is considered open when it begins to generate revenue. - Workstation Capacity: Represents the estimated number of workstations available at open locations (may also be referred to as ‘Workstations’ or ‘Physical Workstations’). - Physical Memberships: The number of WeWork physical memberships which is the number of occupied workstations in a given period. - Physical Occupancy: is the number of physical memberships divided by workstation capacity. - Mature Occupancy: is the number of physical memberships in mature buildings divided by workstation capacity in mature buildings. Mature buildings have been open for at least 18 months or are at least 70% occupied as of the date of the figure.. - Committed Occupancy: physical memberships in addition to net memberships that have been sold and are contracted to move-in in a future period or move out within the next two months, divided by workstation capacity. - Physical Enterprise Membership: represents physical memberships attributable to enterprise members. Enterprise membership percentage represents the percentage of our memberships attributable to these organizations. - Physical Average Revenue per Membership (“ARPM”): membership and services revenue less revenue attributable to All Access and On Demand memberships, unconsolidated management fee revenue and workplace management fee revenue, divided by consolidated cumulative physical memberships in the period. - Budget Foreign Exchange Rate ARPM: membership and services revenue less revenue attributable to All Access and On Demand memberships and unconsolidated management fee revenue, calculated using the Company’s budgeted foreign exchange rates, divided by consolidated cumulative physical memberships in the period. - All Access & Other Legacy Memberships: includes All Access monthly subscription memberships and Other Legacy Memberships. - New Workstation Sales: new members that have signed a contract for now or at a future move-in date and existing members who have signed a contract resulting in additional workstation sales now or at a future date. - Gross Workstation Sales: Include New Workstation Sales and renewals. Renewals include all members previously committed who continue their membership on a commitment. Renewals do not include month-to-month members. - Average Commitment Length: represents base contract terms in months. This excludes the impact of any extension and / or termination options. The commitment lengths disclosed may include periods for which members have an option to terminate their commitments with a less than 10% penalty. Terms and definitions

© 2022 WeWork32 Terms and definitions (cont’d) Financial Metrics: - Systemwide Revenue: systemwide location membership and service revenues represents the results of all locations regardless of ownership, including Consolidated and Unconsolidated Locations. - Location Operating Expenses: include the day-to-day costs of operating an open location and exclude pre-opening costs, depreciation and amortization and sales and marketing, which are separately recorded. ○ Lease Cost: is recognized on a straight-line basis over the life of the lease term in accordance with GAAP and is the most significant component of location operating expenses ○ Direct Other Location Expenses: include utilities, ongoing repairs and maintenance, cleaning expenses, office expenses, security expenses, credit card processing fees and food and beverage costs. Direct location operating expenses also include personnel and related costs for the teams managing our buildings. ○ Indirect Other Location Expenses: include certain expenses that are necessary to operate our buildings but not directly tied to an individual building. Examples of these expenses include certain regional management and teams managing member relations, new member sales and facilities management. - Pre-Opening Expense: consist of expenses (including all lease costs, which also include non-cash GAAP straight-line lease cost) incurred before a location opens for member operations. Excludes depreciation and amortization expense and stock-based compensation expense. - SG&A: consist of sales and marketing, general and administrative and sourcing, development and other expenses, and certain community support expenses that are necessary to operate our buildings but not directly tied to an individual building. Excludes depreciation and amortization expense, stock-based compensation expense, expense related to stock-based payments for services rendered by consultants, expense related to costs associated with mergers, acquisitions divestitures, and capital raising activities, legal, tax, and regulatory reserves or settlements. - Building Margin: is a non-GAAP measure we define as membership and services revenue, excluding management fees earned at our Unconsolidated Locations, less location operating expenses, before depreciation and amortization, stock-based compensation and certain indirect location operating overhead expenses. - Adj. EBITDA: is a non-GAAP measure we define as net loss before income tax (benefit) provision, interest and other (income) expenses, net, depreciation and amortization expense, restructuring and other related cost, impairment /(gain on sale) of goodwill, intangibles and other assets, stock-based compensation expense, stock-based payments for services rendered by consultants, change in fair value of contingent consideration liabilities, legal, tax and regulatory reserves and settlements, legal costs incurred by the Company in connection with regulatory investigations and litigation, and expenses related to costs associated with mergers, acquisitions, divestitures and capital raising activities. - Adj. EBITDA Attributable to WeWork: is a non-GAAP measure we define as Adj. EBITDA excluding noncontrolling interest stakes in JapanCo, LatamCo and other subsidiaries and including WeWork's share of Adj. EBITDA from unconsolidated investments. - Free Cash Flow: is a non-GAAP measure we define as net cash provided by (used in) operating activities less purchases of property, equipment and capitalized software, each as presented in the Company's condensed consolidated statements of cash flows and calculated in accordance with GAAP.

Market share methodology and sources

Market	Market Stock as of Q3 2022 Source	Market Square Feet Leased in Q3 2022 Source
Boston	Total Boston commercial office square footage of 83m per CBRE	Boston leasing activity of 1.6m square feet per CBRE estimate
New York	Total Manhattan commercial office square footage of 411m per Cushman and Wakefield	Manhattan leasing activity of 7.0m square feet per Cushman and Wakefield estimate
Miami	Total Miami commercial office square footage of 40m per Cushman and Wakefield	Miami leasing activity of 1.03m square feet per Cushman and Wakefield estimate
San Francisco	Total San Francisco commercial office square footage of 210m per Jones Lang LaSalle	San Francisco leasing activity of 3.27m square feet per Jones Lang LaSalle estimate
London	Total London commercial office square footage of 284m per Cushman and Wakefield (as of Q2 2022)	London leasing activity of 2.60m square feet per CBRE estimate
Dublin	Total Dublin commercial office square footage of 48m per Colliers	Dublin leasing activity of 0.86m square feet per Colliers estimate
Paris	Total Paris commercial office square footage of 226m per estimate	Paris leasing activity of 2.37m square feet per Immostat estimate
Berlin	Total Berlin commercial office square footage of 233m per Jones Lang LaSalle	Berlin leasing activity of 2.76m square feet per CBRE estimate

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wework

© 2022 WeWork